Exhibit 8.1
May 27, 2011
PAA Natural Gas Storage, L.P.
PNG Finance Corp.
333 Clay Street, Suite 1500
Houston, Texas 77002
Re: PAA Natural Gas Storage, L.P. — Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel for PAA Natural Gas Storage, L.P., a Delaware limited partnership (the “Partnership”), in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of the sale from time to time of up to $1,000,000,000 of common units representing limited partner interests in the Partnership (“Common Units”) and debt securities as well as 28,214,198 Common Units held by those selling unitholders identified in the Registration Statement on Form S-3 (the “Registration Statement”). We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Material Income Tax Consequences” in the Prospectus.
     All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Prospectus, qualified by the limitations contained in the Discussion. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner, included in the Discussion, as to which we express no opinion).
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,
/s/ VINSON & ELKINS L.L.P.
VINSON & ELKINS L.L.P.

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